Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos.  333- 254982, 333-282264, 333-283655, 333-276485, 333-277594) and Form S-8 (Nos. 333-257968 and 333-265902) of PainReform Ltd. of our report dated April 7, 2025, relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
April 7, 2025	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited